                                                      REGISTRATION NO. 333-47858

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                             USINTERNETWORKING, INC.
             (Exact name of Registrant as specified in its charter)

     DELAWARE                  ONE USi PLAZA                    43-1570294
  (State or other      ANNAPOLIS, MARYLAND 21401-7478        (I.R.S. Employer
  jurisdiction of              (410) 897-4400             Identification Number)
 incorporation or
   organization)

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             WILLIAM T. PRICE, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                 ONE USi PLAZA
                         ANNAPOLIS, MARYLAND 21401-7478
                                 (410) 897-4400

                (Name, address, including ZIP code, and telephone
               number, including area code, of agent for service)
                                 ---------------

                                   COPIES TO:
                            JOHN D. WATSON, JR., ESQ.
                                LATHAM & WATKINS
                      555 ELEVENTH STREET, N.W., SUITE 1000
                                   WASHINGTON,
                                   D.C. 20004
                                 (202) 637-2200


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                                   [USI LOGO]
                             USinternetworking, INC.
                      BY THIS PROSPECTUS WE MAY OFFER UP TO
                        $150,000,000 OF OUR COMMON STOCK

                    -----------------------------------------


     This prospectus will allow us to issue common stock over time. This means:

     - we will provide a prospectus supplement each time we issue common stock;

     - the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this document;

     - you should read this document and any prospectus supplement carefully before you invest; and

     - this prospectus may not be used to offer or sell the common stock unless accompanied by a prospectus supplement.

     Our common stock is quoted on The Nasdaq National Market under the symbol "USIX." On June 15, 2001, the last reported sale price of the common stock was $1.30 per share.

                    -----------------------------------------


INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS" ON PAGE 6.

                    -----------------------------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is June 18, 2001

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary ...................................................................   4
Risk Factors ..............................................................   6
Special Note Regarding Forward-Looking Statements
  Contained in this Prospectus ............................................   6
Use of Proceeds ...........................................................   7
Plan of Distribution ......................................................   8
Experts ...................................................................   11
Legal Matters .............................................................   11
Incorporation of Documents by Reference ...................................   11
Where You Can Find More Information .......................................   11

This prospectus references and depicts certain trademarks, service marks and trade names of other companies. "USinternetworking," "USi," "Internet Managed Application Provider," "PriorityPeering, USiView," and IMAP are our registered trademarks. We have applied for federal registration of the marks "Making Software Simple," "AppHost," "Global Enterprise Management Center," "USiLink," "USiConnects," "USiMirror," "USiAccelerate," "USi Global Services Platform," "USiGSP" and "GEMC."

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AS IF WE HAD AUTHORIZED IT. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DOES THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS CORRECT ON ANY DATE AFTER THEIR RESPECTIVE DATES, EVEN THOUGH THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS DELIVERED OR SECURITIES ARE SOLD ON A LATER DATE.

                                     SUMMARY

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may from time to time sell any number of the shares of common stock in one or more offerings up to a total aggregate dollar value of $150,000,000.

     Each time we sell shares of common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

     The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the common stock offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission, or SEC, web site or at the SEC offices mentioned below under the heading "Where You Can Find More Information."

     You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.


                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. It is not complete, and does not contain all the information you should consider before investing in our common stock. To fully understand this offering and its consequences to you, you should read the entire prospectus carefully, including the "Risk Factors" section, the "Special Note Regarding Forward-Looking Statements Contained in this Prospectus" and the financial data and the documents that we incorporate by reference into this prospectus.

                                USinternetworking

     USi was established in 1998 as a full service, enterprise Application Service Provider (ASP) delivering the functionality of complex enterprise software as a service. "Full Service" means we take total responsibility for delivering the latest enterprise, e-business, and managed web hosting solutions over our proprietary Global Service Platform (SM) (GSP SM). Our GSP environment is designed specifically to provide superior performance for ASP solutions. Our GSP environment is located in secure, fully redundant data centers that we control and operate and from which our technicians and engineers provide 24 by 7 monitoring and support. Our ASP services are primarily delivered as Internet Managed Applications Provider (SM) (iMAP SM) offerings, which seamlessly integrate the hardware and software, networking and security, and 24 by 7 Client Care we provide to our clients. We also back our iMAP offerings with some of the highest service level guarantees in the industry. Our full service, comprehensive approach enables our clients' organizations to gain the competitive advantage of advanced applications and web-based technologies, without having to divert time and resources from their core businesses.

     We offer a full range of complementary value-added services designed to satisfy the rapidly evolving requirements in the ASP market. Our iMAP offerings encompass enterprise application services and e-business services, and typically include application consulting and integration as well as managed hosting and ongoing support. We also offer stand-alone consulting services. Our iMAP contracts usually provide for a modest up-front payment and are generally not less than three years in length. Our iMAP contracts usually provide for payment reductions in the event that agreed upon service levels, as measured and quantified by system performance benchmarks, are not met.

     We introduced our iMAP services in late 1998. For the year ended December 31, 2000, we generated $109.5 million in revenues. As of December 30, 2000, we had 233 signed contracts with 168 clients for our iMAP services. The total expected revenue from these contracts, assuming payment over the full contract terms, exceeds $354.0 million.


   Our executive offices are located at One USi Plaza, Annapolis, Maryland 21401-7478; and our telephone number is (410) 897-4400.

                                  RISK FACTORS

     Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors set forth under the heading "Risk Factors" in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act. For more information, see the section entitled "Incorporation by Reference."


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
                          CONTAINED IN THIS PROSPECTUS

     This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development or financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

     These statements reflect only management's current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are set forth under the heading "Risk Factors" in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K, as may be updated from time to time by our future filings under the Securities Exchange Act, and elsewhere in the documents incorporated by reference in this prospectus. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.


                                 USE OF PROCEEDS

   We cannot guarantee that we will receive any proceeds in connection with this offering.

   We intend to use the net proceeds of this offering, if any, for general corporate purposes, including working capital to fund anticipated operating losses, expenses and capital expenditures. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds, if any, to be received upon consummation of this offering. Accordingly, our management will have broad discretion in the application of any net proceeds received. Pending such uses, we intend to invest the net proceeds, if any, from this offering in short-term, interest-bearing, investment grade securities.

                              PLAN OF DISTRIBUTION

GENERAL

     We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. The securities also may be sold pursuant to what is known as an equity line of credit, as described below under the heading "Equity Line of Credit." We may sell the securities (1) through underwriters or dealers, (2) through agents, and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

     -    a fixed price or prices, which may be changed;

     -    market prices prevailing at the time of sale;

     -    prices related to the prevailing market prices; or

     -    negotiated prices.

     We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

     If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

     If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

     In the event we enter into an agreement regarding an equity line of credit, other than as described below, which contemplates an at the market equity offering, we will file a post-effective amendment to this registration statement that identifies the underwriter(s) in that at the market equity offering.

     With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

     Shares of common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq National Market. Other securities may or may not be listed on the Nasdaq National Market or a national securities exchange. To facilitate the offering of securities, other than securities offered through an equity line of credit, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

EQUITY LINE OF CREDIT

     On November 13, 2000 we entered into what is sometimes termed an equity line of credit arrangement with Acqua Wellington North American Equities Fund, Ltd. Specifically, we entered into a common stock purchase agreement with Acqua Wellington, which, as amended and restated, provides that Acqua Wellington is committed to purchase up to $60,800,000 of our common stock over the 28-month term of the purchase agreement. We have filed the purchase agreement as an exhibit to this registration statement. The total amount of securities available under the purchase agreement, as amended and restated, does not exceed 10% of the aggregate market value of our outstanding common stock that was held by non-affiliates within sixty days prior to November 13, 2000. From time to time beginning in November 2000 and ending on or before October 2003 and at our sole discretion, we may present Acqua Wellington with draw down notices constituting offers to purchase our common stock over 18 consecutive trading days or such other number of trading days as agreed upon by us and Acqua Wellington. Under the purchase agreement, we are able to present Acqua Wellington with up to 24 draw down notices during the term of the agreement, with a minimum of five trading days required between each draw down period.

     Once presented with a draw down notice, Acqua Wellington is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price for such draw down determined by us and set forth in the draw down notice. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount ranging from 4.0% to 6.5%, based on our market capitalization on the date we issue the draw down notice. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the purchase agreement provides that Acqua Wellington will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Acqua Wellington could buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

     The purchase agreement also provides that from time to time and at our sole discretion we may grant Acqua Wellington the right to exercise one or more call options to purchase additional shares of our common stock during each draw down pricing period for the amount that we specify. Upon Acqua Wellington's exercise of the call option, we will issue and sell the shares of our common stock subject to the call option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Acqua Wellington notifies us of its election to exercise its call option or the threshold price for the call option determined by us and set forth in the draw down notice, less a discount ranging from 4.0% to 6.5%, based on our market capitalization on the date we issue the draw down notice.

     In addition to our issuance of shares of common stock to Acqua Wellington pursuant to the purchase agreement, this prospectus also covers the sale of those shares from time to time by Acqua Wellington to the public. Acqua Wellington is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act.

     Acqua Wellington has informed us that it intends to use Carlin Equities Corp. as the broker-dealer to sell shares of common stock on the Nasdaq National Market. Such sales will be made on the Nasdaq National Market at prices and at terms then prevailing or at prices related to the then current market price. Carlin Equities Corp. is the same broker-dealer that Acqua Wellington used to effectuate sales, if any, of the shares of common stock it purchased from us in February 2001 pursuant to the draw down notice we delivered in January 2001. Carlin Equities Corp. is an underwriter within the meaning of Section 2(a)(11) of the Securities Act. We filed prospectus supplements to our registration statement no. 333-47858 on February 15, 2001 and according to a telephone interpretation issued by the SEC Staff, we should have filed a post-effective amendment to that registration statement naming Acqua Wellington and Carlin Equities Corp. as underwriters. Acqua Wellington has informed us that Carlin Equities Corp., which is not an affiliate of Acqua Wellington, will receive commissions from Acqua Wellington which will not exceed customary brokerage commissions. Acqua Wellington also will pay other expenses associated with the sale of the common stock it acquires pursuant to the purchase agreement.

     The shares of common stock may be sold in one or more of the following manners:

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

     - a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

     Acqua Wellington has agreed that prior to, during the term of the purchase agreement, neither Acqua Wellington nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Acqua Wellington has agreed that it will not enter into a short position with respect to shares of our common stock except that Acqua Wellington may sell shares that it has not yet taken delivery of pursuant to the provisions of a draw down notice so long as Acqua Wellington covers any such sales with the shares purchased pursuant to such draw down notice. Acqua Wellington has further agreed that it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the purchase agreement. Acqua Wellington also has agreed that its sales of our common stock on any trading day will not represent more than 30% of the total trading volume of our common stock for that trading day.

     In addition, Acqua Wellington and Carlin Equities Corp. will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Acqua Wellington or Carlin Equities Corp. Under these rules and regulations, Acqua Wellington and Carlin Equities Corp.:

     - may not engage in any stabilization activity in connection with our securities;

     - must furnish each broker which offers shares of our common stock covered by this prospectus with the number of copies of this prospectus and any prospectus supplement which are required by each broker; and

     - may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock by Acqua Wellington and Carlin Equities Corp.

     We have agreed to indemnify and hold harmless Acqua Wellington and Carlin Equities Corp. against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in or incorporated by referenced in the registration statement of which this prospectus is a part, or any omission or alleged omission to state in the registration statement or any document incorporated by reference in the registration statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, unless made or omitted in reliance upon written information provided to us by Acqua Wellington or Carlin Equities Corp. We have agreed to pay twenty five thousand dollars ($25,000) of Acqua Wellington's reasonable attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Acqua Wellington in connection with the preparation, negotiation, execution and delivery of the purchase agreement. We have also agreed to pay all reasonable fees and expenses incurred by Acqua Wellington in connection with any amendments, modifications or waivers of the purchase agreement.

     The purchase agreement as executed and as amended and restated as of November 13, 2000 has been incorporated by reference into and has been filed as an exhibit to this registration statement.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule and the consolidated financial statements of I.I.T. Holdings, Inc. and subsidiaries included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the issuance of common stock offered in this prospectus will be passed upon for USi by Latham & Watkins, Washington, D.C. Partners of Latham & Watkins own in total shares of our common stock representing less than 1% of the total number of shares of common stock outstanding.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Commission allows us to incorporate by reference the information contained in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supercedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus, while information that we file later with the Commission will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     - Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on April 2, 2001, including all material incorporated by reference therein;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001, including all material incorporated by reference therein;

     - Our Current Reports on Form 8-K, dated January 17, 2001 and May 31, 2001; and

     - The description of our common stock contained in our registration statement on Form 8-A filed on April 8, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are currently subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934. You may read and copy any document we file or incorporate by reference into this prospectus at the Commission's public reference rooms located at 450 5th Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at: http://www.sec.gov. Our common stock trades on The Nasdaq National Market.

     You may request a copy of any of this information, at no cost, by writing or telephoning us at the following address or phone number:

                             USinternetworking, Inc.
                                  One USi Plaza
                         Annapolis, Maryland 21401-7478
                                 (410) 897-4400

                             USinternetworking, INC.

                                   [USI LOGO]

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the Notes and common stock registered under this prospectus:

                    SEC Registration Fee                    $ 39,600
                    Printing and Mailing Costs                10,000
                    Legal Fees and Expenses                   50,000
                    Accounting Fees and Expenses              10,000
                    Reimbursement to Acqua Wellington         25,000
                    Miscellaneous expenses                     5,000
                                                            --------
                    Total                                   $114,600
                                                            ========

ITEM 15. LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 145 of the General Corporation Law of the State of Delaware ("Section 145") permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation. No indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, Section 145 requires that such person be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145 provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

     The Company's Certificate provides that an officer or director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as an officer or director, except in certain cases where liability is mandated by the DGCL. The provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its officers or directors from compliance with federal or state securities laws. The Certificate also generally provides that the Company shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding (each, a "Proceeding") by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such Proceeding. An officer or director shall not be entitled to indemnification by the Company if (i) the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his conduct was unlawful.

     The Bylaws of the Company provide that it shall indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, and may indemnify any employee or agent of the Company in such circumstances, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. No indemnification may be provided for any person who shall have been finally adjudicated not to have acted honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the Company or who had reasonable cause to believe that his or her conduct was unlawful. Indemnification must be provided to any director, officer, employee or agent of the Company to the extent such person has been successful, on the merits or otherwise, in defense of any action or claim described above. Any indemnification under this provision of the Bylaws, unless required under the Bylaws or ordered by a court, can be made only as authorized in each specific case upon a determination by a majority of disinterested directors or by independent legal counsel or by the stockholders that such indemnification is appropriate under the standard set forth in the preceding sentence.

ITEM 16.  EXHIBITS

(a)   EXHIBITS

                     EXHIBIT
                       NO.                   DESCRIPTION
                     --------       --------------------------------------------

                       4.1(a)       Second Amended and Restated Certificate of
                                    Incorporation of the Company.

                       4.2(a)       Amended and Restated Bylaws of the Company.


                       4.3(c)       First Amendment to the Company's Second
                                    Amended and Restated Certificate of
                                    Incorporation.

                       4.4(b)       Specimen Certificate for shares of Common
                                    Stock, $.001 par value, of the Company.

                       4.5(*)       Amended and Restated Common Stock Purchase
                                    Agreement Effective as of November 13, 2000 by and between USinternetworking, Inc. and Acqua Wellington North American Securities
                                    Fund, Ltd.

                       5.1(#) Opinion of Latham & Watkins with respect to the validity of the Common Stock.


                      23.1(*) Consent of Ernst & Young LLP, independent auditors (regarding the Company's financial statements).

                      23.2(*)       Consent of Bassan & Associados S.C.,
                                    independent auditors (regarding IIT
                                    financial statements).

                      23.3(*) Consent of Ernst & Young LLP, independent auditors (regarding IIT financial statements).

                      23.5(#)       Consent of Latham & Watkins (included in
                                    Exhibit 5.1).



                      24.1(#) Powers of Attorney (included on signature page herein and as previously filed).


*    Filed herewith.

#    Previously filed.

(a) Incorporated by reference to the Company's Registration Statement on Form S-3, as amended (Reg. No. 333-93299).

(b) Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-70717)

(c) Incorporated by reference to Company's Registration's Statement on Form S-1, as amended (Reg. No. 333-95543).

(b)  SCHEDULES

     Schedule II - Valuation of Qualifying Accounts (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed by the Company on April 2, 2001.

     All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instruction or are inapplicable and have therefore been omitted.

ITEM 17. UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. However, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)To include any material information about the plan of distribution not previously disclosed in this registration statement or any material change to this information in this registration statement. However, subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

          provided, however, subparagraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant under the provisions of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland on June 18, 2001.

                                   USINTERNETWORKING, INC.

                                By: /s/ WILLIAM T. PRICE
                                   --------------------------
                                William T. Price
                                Vice President, Secretary
                                and General Counsel

          Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below on June 18, 2001 by the following persons in the capacities indicated.

       SIGNATURE                                     TITLE
           *                            Chairman of the Board
-----------------------------
  Christopher R. McCleary

           *                            Chief Executive Officer and Director
-----------------------------
  Andrew A. Stern

           *                            President -E-Commerce Business Unit and
                                        Director
-----------------------------
  Stephen E. McManus

           *                            Senior Vice President and Chief
                                        Financial Officer
-----------------------------
  Mark J. McEneaney

                                        Director
-----------------------------
  R. Dean Meiszer

                                        Director
-----------------------------
  Benjamin Diesbach

           *                            Director
-----------------------------
  Ray A. Rothrock

           *                            Director
-----------------------------
  Frank A. Adams

           *                            Director
-----------------------------
  William F. Earthman

           *                            Director
-----------------------------
  John H. Wyant

                                        Director
-----------------------------
  Joseph R. Zell

           *                            Director
-----------------------------
  Michael C. Brooks

                                        Director
-----------------------------
  David J. Poulin

                                        Director
-----------------------------
  Cathy M. Brienza


  *By: /s/ WILLIAM T. PRICE
  -------------------------
       WILLIAM T. PRICE
       ATTORNEY-IN-FACT

                                INDEX TO EXHIBITS

              EXHIBIT
                 NO.                        DESCRIPTION
              --------        --------------------------------------------------
               4.1(a)         Second Amended and Restated Certificate of
                              Incorporation of the Company.

               4.2(a)         Amended and Restated Bylaws of the Company.

               4.3(c) First Amendment to the Company's Second Amended and Restated Certificate of Incorporation.

               4.4(b)         Specimen Certificate for shares of Common Stock,
                              $.001 par value, of the Company.

               4.5(*)         Amended and Restated Common Stock Purchase
                              Agreement Effective as of November 13, 2000 by and between USinternetworking, Inc. and Acqua
                              Wellington North American Securities Fund, Ltd.

               5.1(#) Opinion of Latham & Watkins with respect to the validity of the Common Stock.

               23.1(*)        Consent of Ernst & Young LLP, independent auditors
                              (regarding the Company's financial statements).

               23.2(*) Consent of Bassan & Associados S.C., independent auditors (regarding IIT financial statements).

               23.3(*)        Consent of Ernst & Young LLP, independent auditors
                              (regarding IIT financial statements).

               23.5(#)        Consent of Latham & Watkins (included in Exhibit
                              5.1).

               24.1(#) Powers of Attorney (included on signature page herein and as previously filed).

*    Filed herewith.

#    Previously filed.

(a) Incorporated by reference to the Company's Registration Statement on Form S-3, as amended (Reg. No. 333-93299).

(b) Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (Reg. No. 333-70717)

(c) Incorporated by reference to Company's Registration's Statement on Form S-1, as amended (Reg. No. 333-95543).